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                                                                     EXHIBIT 5.1



                                October 12, 1999

Board of Directors
Cysive, Inc.
11480 Sunset Hills Road
Reston, Virginia 20190

Ladies and Gentlemen:

                  We are acting as counsel to Cysive, Inc., a Delaware corporation (the "COMPANY"), in connection with its registration statement on Form S-1, as amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 3,852,200 shares of the Company's common stock, par value $.01 per share, up to 3,252,000 of which are to be sold by the Company (the "COMPANY SHARES") and up to 600,000 of which are to be sold by the Selling Stockholder identified in the Registration Statement (the "SELLING STOCKHOLDER SHARES"). The Company is the surviving corporation in connection with the merger of Cysive, Inc., a Virginia corporation ("CYSIVE-VA"), with and into the Company (the "MERGER"), pursuant to that certain Agreement and Plan of Merger, dated September 24, 1999 (the "MERGER AGREEMENT") by and between the Company and Cysive-VA. Upon the effectiveness of the Merger, the issued and outstanding shares of Cysive-VA's common stock, par value $.01 per share, including Selling Stockholder's shares of common stock in Cysive-VA (the "SELLING STOCKHOLDER'S CYSIVE-VA SHARES"), were exchanged and converted into shares of common stock of the Company on a one-for-one basis. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
Section 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. The Certificate of Incorporation of the Company, as certified by the Secretary of the Company on the date hereof as then being complete and accurate.
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Board of Directors
Cysive, Inc.
October 12 1999

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                  3.       The Bylaws of the Company, as certified by the
                           Secretary of the Company on the date hereof as then being complete and accurate.

                  4. The proposed form of Underwriting Agreement among the Company and the several Underwriters to be named therein, for whom Thomas Weisel Partners LLC, First Union Capital Markets Corp. and Friedman, Billings, Ramsey & Co., Inc. will act as representatives, filed as Exhibit 1.1 to the Registration Statement (the "UNDERWRITING AGREEMENT").

                  5. The Merger Agreement, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  6. The Certificate of Merger, as filed with the Secretary of State of the State of Delaware on September 24, 1999 and as certified by the Secretary of State of the State of Delaware, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  7. The Articles and Plan of Merger, as filed with the Virginia State Corporation Commission of the Commonwealth of Virginia on September 24, 1999 and as certified by the Virginia State Corporation Commission of the Commonwealth of Virginia on September 24, 1999, as certified by the Secretary of Cysive-VA on the date hereof as being complete, accurate and in effect.

                  8. Certain resolutions of the Board of Directors of the Company adopted at a special meeting held on September 24, 1999, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the Merger and arrangements in connection therewith and certain other matters.

                  9. Certain resolutions of the stockholders of the Company adopted by written consent dated September 24, 1999, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the Merger and
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Board of Directors
Cysive, Inc.
October 12 1999

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                           arrangements in connection therewith and certain
                           other matters.

                  10. Certain resolutions of the Board of Directors of Cysive-VA adopted at a special meeting held on September 24, 1999, as certified by the Secretary of Cysive-VA on the date hereof as being complete, accurate and in effect, relating to the Merger and arrangements in connection therewith and certain other matters.

                  11. Certain resolutions of the stockholders of Cysive-VA adopted by unanimous written consent dated September 24, 1999, as certified by the Secretary of Cysive-VA on the date hereof as being complete, accurate and in effect, relating to the Merger and arrangements in connection therewith and certain other matters.

                  12. Certain resolutions of the Board of Directors of the Company adopted by unanimous written consent dated September 24, 1999, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance and sale of the Company Shares and arrangements in connection therewith and certain other matters.

                  13. Certain resolutions of the Board of Directors of Cysive-VA adopted by unanimous written consent dated February 28, 1994 and December 30, 1994, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance, sale and dividends by Cysive-VA to the Selling Stockholder of the Selling Stockholder's Cysive-VA Shares and arrangements in connection therewith.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

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Board of Directors
Cysive, Inc.
October 12 1999

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                  This opinion letter is based as to matters of law solely on
Delaware corporate law, and, to the extent the opinion in clause (B) below also depends on the Selling Stockholder's Cysive-VA Shares having been validly issued, fully paid and non-assessable under Virginia corporate law, the opinion in clause (B) below also is based as to matters of law on Virginia corporate law. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that (A) following (i) final action of the Pricing Committee of the Board of Directors of the Company approving the price of the Shares, (ii) execution and delivery by the Company of the Underwriting Agreement, (iii) effectiveness of the Registration Statement, (iv) issuance of the Company Shares pursuant to the terms of the Underwriting Agreement and (v) receipt by the Company of the consideration for the Company Shares specified in the resolutions of the Board of Directors and the Pricing Committee referred to above, the Company Shares will be validly issued, fully paid and non-assessable under Delaware corporate law and (B) assuming that at the time the Selling Stockholder's Cysive-VA Shares were issued and sold by Cysive-VA to the Selling Stockholder, Cysive-VA received the consideration therefor specified in the resolutions referred to in paragraph 13 above, the Selling Stockholder Shares are validly issued, fully paid and non-assessable under Delaware corporate law.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Validity of the Shares" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                          Very truly yours,


                                                          HOGAN & HARTSON L.L.P.